EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5659

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2020 RESULTS

- Third Quarter Revenues of $2.20 billion, 3.8% Decrease Year-over-Year -
- Third Quarter Diluted EPS of $1.11, Non-GAAP Diluted EPS of $1.76 -
- Record Third Quarter Operating Cash Flow of $270.1 million, 23.3% Increase Year-over-Year-
- Increases 2020 Revenue Guidance to approximately $8.7 billion from $8.6 billion-$8.7 billion -
- Increases 2020 Non-GAAP Diluted EPS Guidance Range to $5.90-$6.10 from $5.00-$5.50 -

NORWALK, CONNECTICUT, October 29, 2020 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2020.

For the third quarter of 2020, net income was $61.2 million, or $1.11 per diluted share, compared to $81.8 million, or $1.45 per diluted share, for the third quarter of 2019. Net income for the third quarter of 2020 was negatively impacted by the tax effect of the goodwill, identifiable intangible asset, and other long-lived asset impairment charges recorded in the second quarter of 2020, primarily related to our U.S. Industrial Services segment. Excluding such tax effect, non-GAAP net income for the third quarter of 2020 was $97.0 million, or $1.76 per diluted share. Revenues for the third quarter of 2020 totaled $2.20 billion, a decrease of 3.8%, compared to $2.29 billion for the third quarter of 2019.

Please see the attached tables for a reconciliation of non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP measures.

Operating income for the third quarter of 2020 was $135.9 million, or 6.2% of revenues. This compares to $115.7 million, or 5.1% of revenues, for the third quarter of 2019.

Selling, general and administrative expenses for the third quarter of 2020 totaled $226.8 million, or 10.3% of revenues, compared to $220.1 million, or 9.6% of revenues, for the third quarter of 2019.

The Company's income tax rate for the third quarter of 2020 was 54.7%, which compares to an income tax rate of 27.9% for the third quarter of 2019. The Company’s tax rate for the third quarter of 2020 was impacted by the previously referenced tax effect of the impairment charges recorded in the second quarter of 2020.

Remaining performance obligations as of September 30, 2020 were $4.53 billion compared to $4.04 billion as of September 30, 2019. Total remaining performance obligations grew approximately $495.1 million year-over-year.
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EMCOR Reports Third Quarter Results	Page 2

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “We continue to execute with a high level of focus, discipline, and precision, demonstrating our ability to perform exceptionally well in an uncertain environment. As a result, the Company delivered an excellent third quarter, achieving all-time record operating income of $135.9 million, record third quarter operating margin of 6.2%, and record non-GAAP diluted earnings per share of $1.76 despite a 3.8% decline in revenues year-over-year. Our initiatives to fundamentally realign our cost structure combined with our disciplined working capital management drove robust operating cash flow generation in the quarter, up 23% compared to the prior year period. While impacts related to the COVID-19 pandemic are ongoing, we are cautiously optimistic about demand recovery as our remaining performance obligations increased 12.3% year-over-year, underscoring the resiliency of our business and the markets in which we operate.”

Mr. Guzzi added, “Our U.S. Construction segments posted combined operating income growth of 34.0% and record third quarter operating margin of 9.1%, expanding an outstanding 240 basis points year-over-year, as we leveraged our cost structure and maintained exceptional field performance and productivity levels. Our U.S. Building Services segment reported revenue and operating income growth of 3.7% and 9.0% year-over-year, respectively, driven by strong performance in our commercial and government site-based services businesses and sustained strength in our mobile mechanical services business. The headwinds related to COVID-19 are most prominent in our U.S. Industrial Services segment. However, we are pleased with our efforts to strategically reposition the business through extensive measures to control costs and improve efficiency, and we believe we are well-equipped to succeed when customer demand rebounds. Finally, our U.K. Building Services segment continues to expand its strong competitive position and grow its customer relationships, which drove impressive, double-digit revenue and operating income growth of 12.7% and 12.1% year-over-year, respectively.”

Revenues for the first nine months of 2020 totaled $6.52 billion, a decrease of 3.8%, compared to $6.77 billion for the first nine months of 2019. Net income for the first nine months of 2020 was $53.2 million, or $0.96 per diluted share, compared to $238.2 million, or $4.22 per diluted share, for the first nine months of 2019. Excluding the previously referenced impairment charges recorded in the second quarter of 2020 and the related tax effect, non-GAAP net income for the first nine months of 2020 was $251.8 million, or $4.54 per diluted share.

Operating income for the first nine months of 2020 was $119.2 million, or 1.8% of revenues, compared to $338.0 million, or 5.0% of revenues, for the first nine months of 2019. Excluding the $232.8 million of non-cash impairment charges recorded in the second quarter of 2020, non-GAAP operating income for the first nine months of 2020 was $352.0 million, or 5.4% of revenues. SG&A totaled $659.0 million, or 10.1% of revenues, for the first nine months of 2020, compared to $652.5 million, or 9.6% of revenues, for the first nine months of 2019.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Based on year-to-date performance, visibility into the remainder of the year and assuming the continuation of current market conditions, EMCOR is raising its full-year 2020 revenue guidance to approximately $8.7 billion, an increase from the prior guidance range of $8.6 billion to $8.7 billion. The Company now also expects full-year 2020 non-GAAP diluted earnings per share in the range of $5.90 to $6.10, an increase from the prior guidance range of $5.00 to $5.50.
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EMCOR Reports Third Quarter Results	Page 3

Mr. Guzzi concluded, “As we continue to navigate through these unprecedented times, we are focused on the elements of our business in our control, following strict safety protocols for our employees and adjusting our operations, as appropriate. We are very pleased by our year-to-date performance, which speaks to the incredible hard work and dedication across our organization. We have raised our full-year guidance to reflect our solid results in this challenging environment, as well as our expectations for strong and productive execution throughout the remainder of the year. Looking ahead, while visibility remains low, we are encouraged by the growth of our remaining performance obligations and firmly believe the actions we’ve taken to maintain our strong financial position will allow us to continue to deliver long-term value for our shareholders in 2020 and beyond.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 29, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of October 29, 2020 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements are no guarantee of future performance. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, the impact of the 2020 ransomware attack, and the impact of the COVID-19 pandemic on our revenue and operations, including employees, construction activity, and facilities utilization, and the risk factors associated with EMCOR’s business discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2019 Form 10-K, in Part II, Item 1A “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com.

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EMCOR Reports Third Quarter Results	Page 4

Non-GAAP Measures:

This release also includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our on-going operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

In addition, forecast non-GAAP diluted earnings per share for full-year 2020 is a forward-looking non-GAAP financial measure. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP on a forward-looking basis because it is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items such as impairment charges that impact comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Revenues	$2,201,714	$2,287,741	$6,515,567	$6,770,671
Cost of sales	1,838,530	1,951,754	5,504,036	5,779,550
Gross profit	363,184	335,987	1,011,531	991,121
Selling, general and administrative expenses	226,793	220,119	658,964	652,536
Restructuring expenses	536	119	605	567
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	232,750	—
Operating income	135,855	115,749	119,212	338,018
Net periodic pension (cost) income	751	381	2,211	1,187
Interest expense, net	(1,484)	(2,678)	(6,082)	(8,732)
Income before income taxes	135,122	113,452	115,341	330,473
Income tax provision	73,936	31,618	62,179	92,257
Net income	$61,186	$81,834	$53,162	$238,216

Basic earnings per common share	$1.11	$1.46	$0.96	$4.24

Diluted earnings per common share	$1.11	$1.45	$0.96	$4.22

Weighted average shares of common stock outstanding:
Basic	54,979,310	56,216,840	55,302,385	56,189,388
Diluted	55,200,245	56,558,450	55,509,722	56,494,430

Dividends declared per common share	$0.08	$0.08	$0.24	$0.24

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2020 (Unaudited)	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$679,342	$358,818
Accounts receivable, net	1,942,341	2,030,813
Contract assets	187,313	177,830
Inventories	39,253	40,446
Prepaid expenses and other	48,841	51,976
Total current assets	2,897,090	2,659,883
Property, plant and equipment, net	155,161	156,187
Operating lease right-of-use assets	236,297	245,471
Goodwill	846,908	1,063,911
Identifiable intangible assets, net	596,679	611,444
Other assets	97,850	93,462
Total assets	$4,829,985	$4,830,358
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$9,693	$18,092
Accounts payable	596,093	665,402
Contract liabilities	714,686	623,642
Accrued payroll and benefits	385,752	382,573
Other accrued expenses and liabilities	219,858	195,757
Operating lease liabilities, current	52,766	53,144
Total current liabilities	1,978,848	1,938,610
Borrowings under revolving credit facility	—	50,000
Long-term debt and finance lease liabilities	272,243	244,139
Operating lease liabilities, long-term	199,967	204,950
Other long-term obligations	371,062	334,879
Total liabilities	2,822,120	2,772,578
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,007,289	2,057,134
Noncontrolling interests	576	646
Total equity	2,007,865	2,057,780
Total liabilities and equity	$4,829,985	$4,830,358

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2020 and 2019
(In thousands) (Unaudited)

	2020	2019
Cash flows - operating activities:
Net income	$53,162	$238,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,881	32,412
Amortization of identifiable intangible assets	44,765	34,500
Provision for credit losses	3,409	1,621
Deferred income taxes	(28,104)	(913)
Excess tax benefits from share-based compensation	(192)	(601)
Non-cash expense for impairment of goodwill, identifiable intangible assets, and other long-lived assets	232,750	—
Non-cash share-based compensation expense	8,510	8,840
Other reconciling items	1,361	3,696
Changes in operating assets and liabilities, excluding the effect of businesses acquired	196,292	(140,850)
Net cash provided by operating activities	546,834	176,921
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(44,930)	(79,984)
Proceeds from sale or disposal of property, plant and equipment	1,891	1,612
Purchase of property, plant and equipment	(34,180)	(35,829)
Investments in and advances to unconsolidated entities	—	(794)
Distributions from unconsolidated entities	—	38
Net cash used in investing activities	(77,219)	(114,957)
Cash flows - financing activities:
Proceeds from revolving credit facility	200,000	—
Repayments of revolving credit facility	(250,000)	(25,000)
Proceeds from long-term debt	300,000	—
Repayments of long-term debt and debt issuance costs	(280,049)	(11,400)
Repayments of finance lease liabilities	(3,390)	(3,357)
Dividends paid to stockholders	(13,280)	(13,458)
Repurchase of common stock	(99,048)	—
Taxes paid related to net share settlements of equity awards	(2,574)	(3,771)
Issuance of common stock under employee stock purchase plan	4,887	4,501
Payments for contingent consideration arrangements	(4,070)	(3,589)
Distributions to noncontrolling interests	(70)	(250)
Net cash used in financing activities	(147,594)	(56,324)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,304)	(2,047)
Increase in cash, cash equivalents, and restricted cash	320,717	3,593
Cash, cash equivalents, and restricted cash at beginning of year (1)	359,920	366,214
Cash, cash equivalents, and restricted cash at end of period (2)	$680,637	$369,807
(1)Includes $1.1 million and $2.3 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2019 and 2018, respectively.
(2)Includes $1.3 million and $1.7 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of September 30, 2020 and 2019, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2020	2019
Revenues from unrelated entities:
United States electrical construction and facilities services	$508,863	$554,637
United States mechanical construction and facilities services	891,509	869,188
United States building services	551,555	532,122
United States industrial services	139,712	234,166
Total United States operations	2,091,639	2,190,113
United Kingdom building services	110,075	97,628
Total worldwide operations	$2,201,714	$2,287,741

	For the nine months ended September 30,
	2020	2019
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,479,973	$1,652,109
United States mechanical construction and facilities services	2,516,062	2,444,683
United States building services	1,542,054	1,567,899
United States industrial services	661,909	788,271
Total United States operations	6,199,998	6,452,962
United Kingdom building services	315,569	317,709
Total worldwide operations	$6,515,567	$6,770,671

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2020	2019
Operating income (loss):
United States electrical construction and facilities services	$47,059	$33,630
United States mechanical construction and facilities services	80,048	61,213
United States building services	38,205	35,051
United States industrial services	(9,794)	5,561
Total United States operations	155,518	135,455
United Kingdom building services	5,327	4,754
Corporate administration	(24,454)	(24,341)
Restructuring expenses	(536)	(119)
Total worldwide operations	135,855	115,749
Other corporate items:
Net periodic pension (cost) income	751	381
Interest expense, net	(1,484)	(2,678)
Income before income taxes	$135,122	$113,452

	For the nine months ended September 30,
	2020	2019
Operating income (loss):
United States electrical construction and facilities services	$123,146	$120,380
United States mechanical construction and facilities services	192,156	156,152
United States building services	85,421	90,535
United States industrial services	5,424	31,209
Total United States operations	406,147	398,276
United Kingdom building services	16,442	14,371
Corporate administration	(70,022)	(74,062)
Restructuring expenses	(605)	(567)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	(232,750)	—
Total worldwide operations	119,212	338,018
Other corporate items:
Net periodic pension (cost) income	2,211	1,187
Interest expense, net	(6,082)	(8,732)
Income before income taxes	$115,341	$330,473

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING MARGIN
(In thousands) (Unaudited)

In our press release, we provide non-GAAP operating income and non-GAAP operating margin for the three and nine months ended September 30, 2020 and 2019. The following table provides a reconciliation between operating income and operating margin determined on a non-GAAP basis to the most directly comparable GAAP measures for such periods.

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
GAAP operating income	$135,855	$115,749	$119,212	$338,018
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	232,750	—
Non-GAAP operating income	$135,855	$115,749	$351,962	$338,018

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
GAAP operating margin	6.2%	5.1%	1.8%	5.0%
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—%	—%	3.6%	—%
Non-GAAP operating margin	6.2%	5.1%	5.4%	5.0%

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP net income for the three and nine months ended September 30, 2020 and 2019. The following table provides a reconciliation between net income determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
GAAP net income	$61,186	$81,834	$53,162	$238,216
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	232,750	—
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	35,776	—	(34,089)	—
Non-GAAP net income	$96,962	$81,834	$251,823	$238,216

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP DILUTED EARNINGS PER SHARE
(In thousands) (Unaudited)

In our press release, we provide non-GAAP diluted earnings per common share for the three and nine months ended September 30, 2020 and 2019. The following table provides a reconciliation between diluted earnings per common share determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
GAAP diluted earnings per common share	$1.11	$1.45	$0.96	$4.22
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	4.19	—
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	0.65	—	(0.61)	—
Non-GAAP diluted earnings per common share	$1.76	$1.45	$4.54	$4.22

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